UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 12, 2011 (September 21, 2011)

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada

	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

            Good Times Restaurants Inc. (the "Company") held its Annual Meeting of Stockholders on September 21, 2011 (the "Annual Meeting").  At the Annual Meeting, the Company's stockholders voted on the election of directors for the ensuing year.  The final voting results were as follows:

Director Nominee	Votes For	Votes Withheld

Geoffrey R. Bailey	2,048,730	10,940
David L. Dobbin	2,052,643	7,027
Gary J. Heller	2,052,912	6,758
Boyd E. Hoback	2,049,000	10,670
Keith A. Radford	2,049,330	10,340
Eric W. Reinhard	2,049,966	9,704

There were no broker non-votes on this matter.

Item 8.01        Other Events

NASDAQ Listing Rule 5605(b)(1) requires that the Company have a majority of independent directors on its Board of Directors.  The Company's Proxy Statement for the Annual Meeting named Gary J. Heller, Keith A. Radford and Eric W. Reinhard as independent directors.  The Board has also subsequently determined that Geoffrey R. Bailey is independent under the NASDAQ listing standards.  Thus, the Board has determined that Messrs. Bailey, Heller, Radford and Reinhard are independent under the NASDAQ listing standards, representing a majority of the Board in compliance with Listing Rule 5605(b)(1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: October 12, 2010	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer